Exhibit 10.1

PROMISSORY NOTE PAYABLE

FOR VALUE RECEIVED, Regen Biopharma, Inc., a Nevada corporation (“Debtor’) , hereby promises to pay to the order of Bio Matrix Scientific Group, Inc. , a Delaware corporation, the sum of Fifty Thousand ($50,000 ) Dollars, together with simple interest thereon at the rate of 10 % per annum on the unpaid balance. Said sum shall be paid in the manner following:

Principal and/or accrued interest due hereunder shall be due and Payable , in whole or in part, at the demand of the Holder. This Note may be assigned to any third party, in whole or in part, at the sole option of Bio matrix Scientific Group, Inc. or any Holder in due course.

This Note shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflicts of law. Each of the Debtor and the Holder and any Holder in due course hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in san Diego , California with respect to any dispute arising under this Note.

Signed and sealed under penalty of perjury this 30th day of June, 2014.

REGEN BIOPHARMA INC.

By: /s/David Koos

Its: CEO

ACCEPTED BY BIO-MATRIX SCIENTIFIC GROUP INC.

By: /s/David Koos

Its: CEO